Exhibit 3.30

WEST VIRGINIA

ARTICLES OF INCORPORATION

of

The undersigned, acting as incorporator(s) of a corporation under Chapter 31, Article 1, Section 27 of the Code of West Virginia, 1931, as amended, adopt the following Articles of Incorporation for such corporation:

1.             The undersigned agree to become a West Virginia corporation by the name of Pioneer Construction, Inc. (The name of the corporation shall contain one of the words “corporation,” “company,” “incorporated” “limited” or shall contain an abbreviation of one of such words.)

2.             A. The physical location of the principal office of said corporation will be located at 1021 Webster Road street in the city, town or village of Summersville county of Nicholas State of West Virginia, Zip Code 26651 If neither the principal office nor the principal place of business of said corporation is located in the State of West Virginia, give address of exact location.

B. The mailing address of said location will be P.O. Box 395 Summersville, WV 26651

3.             The purposes for which this corporation are formed are as follows:

(Please double space; if more space is needed. add sheets.)

Construction Purposes

4.             The provisions granting preemptive rights are as follows:

None

5.             The provisions for the regulation of the internal affairs of the corporation are as follows:

None

6.             This corporation is organized as:

(Complete A or B)

A. Non-stock, non-profit

B. Stock, for profit X and the authorized capital stock of said profit corporation will be $5,000.00 dollars, which shall be divided into                   shares of the par value of no par-va1ue dollars each.

7.             The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each are as follows:

Number of Shares
NAME	ADDRESS	(Optional)

C.T. Corporation System,	1200 Charleston National Plaza

Charleston, WV

8.             The name and address of the appointed person to whom notice or process may be sent is

C.T. Corporation System,	1200 Charleston National Plaza

Charleston, WV

9.             The number of directors constituting the initial board of directors of the corporation is            and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members or until their successors are elected and shall qualify, are as follows:

NAME	ADDRESS

ACKNOWLEDGEMENT AFFIDAVIT

I/We the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia do make and file this “Articles of Incorporation,” and do solemnly swear or affirm that the information provided in this “Articles of Incorporation” is true, to the best of my/our knowledge, information and be1ief, so help me/us Almighty God, and I/we understand that if I/we wittingly provide false information concerning a material matter or thing herein, I/we shall be deemed guilty of the offense of false swearing and shall be subject to the penalties for false swearing. In witness whereof, I/we have accordingly hereunto set our respective hands this 11 day of January, 1985

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS OR THE NOTARY PUBLIC CANNOT BE CCEPTED.

/s/ J.R. Wardwell

STATE OF West Virginia	)
	)	To Wit:
COUNTY OF Clay	)

I, Herbert D. Shimer, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in Item 7 must be inserted in this space by official taking acknowledgement)

J.R. Wardwell

whose names are signed to the foregoing Articles of Incorporation, bearing the date, 11 day of January, 1985 this day personally appeared before me in my said county and severally acknowledged their signatures to be the same. Further, all of the above-named incorporators, being first duly sworn, say that the information provided herein is true and correct to the best of their knowledge, information and belief, so help them Almighty God.

Taken, subscribed, acknowledged and sworn to by each of the incorporators before the undersigned authority in the county aforesaid this 11 day of January, 1985.

My commission expires January 8, 1995

/s/ Herbert D. Shimer
SEAL	(Notary Public)

ARTICLES OF INCORPORATION PREPARED BY Larry Frye

whose mailing address is P.O. Box 395, Summerville, WV 26651